 Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELSION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1256615
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648-2311

(Address, Including Zip Code, of Principal Executive Offices)

CELSION CORPORATION

2007 STOCK INCENTIVE PLAN

 (Full Title of the Plan)

Michael H. Tardugno

President and Chief Executive Officer

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648-2311

(609) 896-9100

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Sam Zucker, Esq.

Sidley Austin LLP

1001 Page Mill Road, Building 1

Palo Alto, CA 94304

Telephone: (650) 565-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, $0.01 par value per share	2,500,000(1) shares	$1.935	$4,837,500	$487.17

(1)

This Registration Statement covers, in addition to the number of shares of Celsion Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Celsion Corporation 2007 Stock Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November 4, 2015, as quoted on the Nasdaq Capital Market.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2014, filed with the Commission on March 12, 2015;

(b)

The Company’s Quarterly Reports on Form 10-Q for its fiscal quarter ended March 31, 2015, filed with the Commission on May 11, 2015, as amended on Form 10-Q/A, filed with the Commission on June 19, 2015, its fiscal quarter ended June 30, 2015, filed with the Commission on August 10, 2015; and its fiscal quarter ended September 30, 2015, filed with the Commission on November 5, 2015;

(c)	The Company’s Current Reports on Form 8-K and Form 8-K/A, filed with the Commission on January 20, 2015, May 28, 2015, May 29, 2015, June 19, 2015, October 2, 2015 and November 5, 2015;

(d)

The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on May 26, 2000, as amended by Form 8-A/A dated February 7, 2008, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey, on November 6, 2015.

CELSION CORPORATION

By:	/s/ Michael H. Tardugno
Michael H. Tardugno
President and Chief Executive Officer
Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael H. Tardugno and Jeffrey W. Church, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael H. Tardugno	Chairman of the Board, President and Chief Executive	November 6, 2015
Michael H. Tardugno	Officer (Principal Executive Officer)

/s/ Jeffrey W. Church	Senior Vice President and	November 6, 2015
Jeffrey W. Church	Chief Financial Officer (Principal Financial Officer)

/s/ Timothy J. Tumminello	Controller and Chief	November 6, 2015
Timothy J. Tumminello	Accounting Officer (Principal
Accounting Officer)

/s/ Augustine Chow, PhD.	Director	November 6, 2015
Augustine Chow, PhD.

/s/ Frederick J. Fritz	Director	November 6, 2015
Frederick J. Fritz

/s/ Robert W. Hooper	Director	November 6, 2015
Robert W. Hooper

/s/ Alberto R. Martinez	Director	November 6, 2015
Alberto R. Martinez

EXHIBIT INDEX

Exhibit

Number	Description of Exhibit

4.	Celsion Corporation 2007 Stock Incentive Plan, as amended, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 19, 2015.

5.	Opinion of Sidley Austin LLP.

23.1	Consent of Stegman & Company, independent registered public accounting firm of the Company.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5).

24.	Power of Attorney (included in the signature page to this Registration Statement).